Exhibit 99.2

SECOND CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VERITEQ CORPORATION

The undersigned officer of VeriTeQ Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is VeriTeQ Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was March 7, 2007, under the name Applied Digital Solutions, Inc. An Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on December 18, 2014.

SECOND: The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Second Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of the first paragraph of Article numbered “III” so that, as amended, said sentence shall be and read as follows:

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Billion Five Million (100,005,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock (“Preferred Stock”) having a par value of $0.01 per share and One Hundred Billion (100,000,000,000) shares shall be Common Stock (“Common Stock”) having a par value of $0.00001 per share.”

RESOLVED, that the Certificate of Incorporation be amended by adding a third paragraph to Article Three, Subsection B, so that, as amended, said paragraph of Article III, Subsection B, shall be read as follows:

“Effective at 12:01 a.m. on July 29, 2015, (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each 10,000 shares of the Corporation’s Common Stock, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into 1 validly issued, fully paid and non-assessable share of Common Stock, par value $0.00001 per share, without any further action by the corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this 23rd day of July, 2015.

VERITEQ CORPORATION

By:                /s/ Scott Silverman

Name:          Scott Silverman

Title:            Chairman of the Board and Chief Executive Officer